UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2019 (November 22, 2019)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	38-3916511
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1290 Avenue of the Americas, 11th Fl., New York, NY	10104
(Address of Principal Executive Offices)	(Zip Code)

 Registrant’s telephone number, including area code: (212) 584-5100

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.001 par value	SIRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of

Certain Officers.

On November 22, 2019, our subsidiary, Sirius XM Radio Inc., entered into a new employment agreement (the “Employment Agreement”) with Patrick L. Donnelly to continue to serve as our Executive Vice President, General Counsel and Secretary through November 22, 2022. The Employment Agreement is substantially similar to Mr. Donnelly’s existing employment agreement, other than with respect to certain economic changes described below.

Mr. Donnelly’s Employment Agreement specifies an annual base salary of $1,025,000 and an opportunity to earn an annual bonus in an amount determined by the Compensation Committee of our Board of Directors based on the achievement of performance goals. The Employment Agreement does not provide for a specified annual bonus target opportunity.

The Employment Agreement also provides, in the case of certain qualifying terminations, for continuation of health insurance benefits for eighteen months, continuation of life insurance benefits for twelve months, and for a lump sum severance payment in an amount equal to the sum of (i) Mr. Donnelly’s annual base salary plus (ii) the greater of $1,537,500 or the last annual bonus paid (or due and payable) to him. Our obligation to pay the severance is subject to Mr. Donnelly’s execution of a release of claims against us and his compliance with certain restrictive covenants.

We granted Mr. Donnelly an option to purchase 1,463,135 shares of our common stock, as well as 293,902 time-based restricted stock units and 587,803 performance-based restricted stock units. The option granted to Mr. Donnelly has an exercise price equal to $6.805 per share. The option and time-based restricted stock unit award each vest in equal annual amounts over three years. The performance-based restricted stock unit award vests based upon the achievement of applicable performance conditions, subject to his continued employment for three years. Each of these awards is subject to acceleration or termination under certain circumstances.

The Employment Agreement also contains other provisions consistent with his existing employment agreement, including confidentiality and non-competition restrictions, as well as a compensation clawback to the extent required by applicable law, regulations or stock exchange listing requirement, or any company policy adopted pursuant thereto.

The foregoing description is qualified in its entirety by the Employment Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Statements and Exhibits

(d)        Exhibits.

The Exhibit Index attached hereto is incorporated herein.

EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Employment Agreement, dated as of November 22, 2019, between Sirius XM Radio Inc. and Patrick L. Donnelly

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly Executive Vice President, General Counsel and Secretary

Dated: November 26, 2019